UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 13, 2024

NUTANIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 216-8360

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amended Form 8-K”) amends Item 5.07 of the Current Report on Form 8-K filed by Nutanix, Inc. (the “Company”) with the Securities and Exchange Commission on December 16, 2024 (the “Original Form 8-K”). Item 5.07 of the Original Form 8-K reported the results of the matters submitted for stockholder action at the Company’s 2024 annual meeting of stockholders held on December 13, 2024 (the “2024 Annual Meeting”). The sole purpose of this Amended Form 8-K is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to the frequency of future non-binding advisory votes to approve the compensation of the Company’s named executive officers. Except as set forth herein, no other changes have been made to the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2024 Annual Meeting, consistent with the recommendation of the Company’s Board of Directors, the Company’s stockholders approved, on a non-binding advisory basis, to hold future stockholder advisory votes on the compensation of the Company’s named executive officers every one year. In light of these results, the Company’s Board of Directors has determined to hold future non-binding advisory votes to approve the compensation of the Company’s named executive officers annually until the next advisory vote on the frequency of future non-binding advisory votes to approve the compensation of the Company’s named executive officers, which is required to occur no later than the Company’s 2030 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: March 31, 2025	By:	/s/ Brian Martin
Brian Martin
Chief Legal Officer